Exhibit 99.1

FireEye Reports Financial Results for Fourth Quarter and Fiscal Year 2013

Previously Issued Guidance Ranges for 2014 Billings and Revenue Confirmed

MILPITAS, CA – Feb. 11, 2014 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced financial results for the fourth quarter and fiscal year 2013. FireEye acquired Mandiant, a leader in advanced endpoint solutions and security incident response, on December 30, 2013. The financial statements for the fourth quarter and fiscal year 2013 consolidate Mandiant’s financial results according to purchase accounting rules.

Fourth Quarter 2013 Financial Results

•	Billings[1]: FireEye fourth quarter billings were $97.9 million, an increase of 102 percent compared with the fourth quarter of 2012.

•	Revenue: Total revenue was $57.3 million, an increase of 81 percent compared with the fourth quarter of 2012. Within total revenue, product revenue was $32.3 million, an increase of 59 percent compared with the fourth quarter of 2012, and subscription and services revenue was $25.0 million, an increase of 120 percent compared with the fourth quarter of 2012. Within subscription and services revenue, product subscription revenue was $14.4 million, an increase of 107 percent compared with the fourth quarter of 2012. Combined product and product subscription revenue, an indicator of the market’s acceptance of the FireEye virtual machine-based advanced threat protection platform, accounted for 81 percent of total revenue and increased 71 percent from the fourth quarter of 2012 to $46.7 million.

•	Deferred revenue: Deferred revenue totaled $187.5 million at the end of the fourth quarter, including approximately $16.1 million as a result of the FireEye acquisition of Mandiant. Current deferred revenue of $110.5 million included $13.4 million from Mandiant. Non-current deferred revenue of $77.0 million included $2.7 million from Mandiant.

•	GAAP net loss: Fourth quarter GAAP net loss was $2.5 million, or $0.02 per basic and diluted share, based on 114.7 million weighted average shares outstanding. This compares with a GAAP net loss of $12.6 million, or $0.97 per basic and diluted share, based on 13.0 million weighted average shares outstanding, in the fourth quarter of 2012.

•

Non-GAAP net loss[1]: Fourth quarter non-GAAP net loss was $40.5 million, or $0.35 per basic and diluted share, based on 114.7 million weighted average shares outstanding. This compares with a non-GAAP net loss of $8.4 million, or $0.64 per basic and diluted share, based on 13.0 million shares outstanding, in the fourth quarter of 2012. Non-GAAP net loss in both periods excluded stock-based compensation expenses, amortization of intangible assets, and changes in the fair value of preferred stock warrant liability. Non-GAAP net loss for the fourth quarter of 2013 also excluded $8.5 million of acquisition related costs and a discrete tax benefit of approximately $59.6 million related to removal of the valuation allowance to partially offset the deferred tax liability relating to the Mandiant acquisition.

Fiscal Year 2013 Financial Results

•	Billings[1]: FireEye 2013 billings were $256.6 million, an increase of 98 percent compared with 2012.

•	Revenue: Total revenue was $161.6 million for 2013, an increase of 94 percent compared with 2012. Within total revenue, product revenue was $88.3 million, an increase of 69 percent compared with 2012 and subscription and services revenue was $73.3 million, an increase of 136 percent compared with 2012. Within subscription and services revenue, product subscription revenue was $43.0 million, an increase of 127 percent compared with 2012. Combined product and product subscription revenue increased 84 percent from 2012 to $131.3 million.

•	GAAP net loss: 2013 GAAP net loss was $ 120.6 million, or $2.66 per basic and diluted share, based on 45.3 million weighted average shares outstanding. This compares with a GAAP net loss of $35.8 million, or $3.28 per basic and diluted share, based on 10.9 million weighted average shares outstanding, in 2012.

•	Non-GAAP net loss[1]: 2013 non-GAAP net loss was of $134.8 million, or $2.98 per basic and diluted share, based on 45.3 million weighted average shares outstanding. This compares with a non-GAAP net loss of $26.4 million, or $2.42 per basic and diluted share, based on 10.9 million weighted average shares outstanding, in 2012. Non-GAAP net loss in both periods excluded stock-based compensation expense, amortization of intangible assets, and changes in the fair value of preferred stock warrant liability. Non-GAAP net loss in 2013 also excluded $8.5 million of acquisition related costs and a discrete tax benefit of approximately $59.6 million related to removal of the valuation allowance to partially offset the deferred tax liability relating to the Mandiant acquisition.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures also is included under the heading “Non-GAAP Financial Measures.”

“By all measures, the fourth quarter was a strong finish to an extraordinary year for FireEye. During 2013, we nearly doubled our billings and revenue, built a global infrastructure to support our growth, completed our initial public offering, and extended our virtual machine-based security technology with mobile, data center, and small and midsized business solutions,” said David DeWalt, FireEye chairman of the board and chief executive officer. “At year-end, we announced our acquisition of Mandiant, a technology alliance partner and a leader in advanced endpoint solutions and incident response services.”

“FireEye defined the advanced threat protection category in 2009 with the introduction of virtual-machine based solutions. With the Mandiant acquisition, we have the opportunity to transform the industry again,” added DeWalt. “Our complementary technologies and combined product and service offerings accelerate our ability to deliver more effective threat protection at a lower cost in multiple security market segments. Our new MVX-IPS product is the first of several products on our roadmap designed to replace existing signature-based security products.”

Recent Business Highlights

Business highlights since the release of third quarter financial results on November 7, 2013 included:

-	On December 30, 2013, the company acquired privately-held Mandiant, the leading provider of advanced endpoint security products and security incident response management solutions. Kevin Mandia, Mandiant’s founder and chief executive officer prior to the acquisition, was appointed as chief operating officer of FireEye.

-	FireEye ranked number one in the list of the fastest growing communications / networking companies on Deloitte’s Technology Fast 500.

Recent FireEye Threat Prevention Platform Announcements

New products and enhancements to the FireEye Threat Prevention Platform announced since the release of third quarter financial results included:

-	FireEye MVX-IPS, a new approach to intrusion prevention systems (IPS) that modernizes the IPS security layer by incorporating FireEye MVX technology and FireEye Dynamic Threat Intelligence™. FireEye MVP-IPS will be generally available as an add-on license for the FireEye NX Series Network Threat Prevention Platform in the first half of 2014.

-	FireEye OS 7.1, a major update to the FireEye operating system (OS) that offers scalable management capabilities to the FireEye CM Series Central Management Platform, IPv6 network security support to the FireEye NX Series Network Threat Prevention Platform, and enhanced threat analysis to the FireEye EX Series Email Threat Prevention Platform. FireEye OS 7.1 will be generally available by the end of February 2014.

-	FireEye Threat Prevention Platform for small and mid-sized businesses (SMBs), a specially tailored solution that combines technology, services and threat expertise in a single solution to enable simple and scalable security. FireEye Threat Prevention Platform for SMBs includes web threat protection, email threat protection, mobile threat protection and the FireEye Continuous Monitoring service.

-	FireEye Email Threat Prevention™, a new cloud-based offering that leverages cloud-based virtual machine technology to protect against advanced email attacks.

First Quarter and 2014 Outlook

FireEye provides guidance based on current market conditions and expectations.

For the first quarter of 2014, after a reduction of approximately $3 million in revenue related to purchase accounting adjustments to the assumed amount of Mandiant’s deferred revenue, the company expects, on a non-GAAP basis:

-	Billings in the range of $84 to $88 million.

-	Total revenue in the range of $70 to $72 million.

-	Gross margin in the range of 68 to 70 percent.

-	Research and development expenses as a percent of revenue in the range of 50 to 53 percent.

-	Sales and marketing expenses as a percent of revenue in the range of 92 to 95 percent.

-	General and administrative expenses as a percent of revenue in the range of 24 to 27 percent.

-	Loss per share of 51 to 56 cents, based on approximately 136 million weighted average shares outstanding, basic and diluted.

Consistent with the preliminary guidance ranges for billings and revenue announced on January 2, 2014, for the full year 2014, the company expects, on a non-GAAP basis:

-	Billings in the range of $540 to $560 million.

-	Total revenue in the range of $400 to $410 million.

-	Gross margin in the range of 70 to 73 percent.

-	Research and development expenses as a percent of revenue in the range of 36 to 39 percent.

-	Sales and marketing expenses as a percent of revenue in the range of 82 to 85 percent.

-	General and administrative expenses as a percent of revenue in the range of 19 to 22 percent.

-	Loss per share of $2.00 to $2.20.

Conference Call Information

FireEye will host a conference call today, February 11, 2014, at 5:00 PM Eastern Time (2:00 PM Pacific Time) to discuss its financial results. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to future billings, revenue , non-GAAP gross margins, operating expenses as a percent of revenue, weighted average shares outstanding, and non-GAAP loss per share in the section entitled “First Quarter and 2014 Outlook” above, as well as statements related to the general availability of FireEye MVX-IPS and FireEye OS 7.1 and to the company’s ability to deliver more effective threat protection at lower cost in security market segments as a result of the Mandiant acquisition.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include market adoption of FireEye’s virtual machine-based security platform; FireEye’s limited operating history, particularly as a new public company; the failure to achieve expected synergies and efficiencies of operations between FireEye and Mandiant; the ability of FireEye and Mandiant to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to attract and retain new customers and expand and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; FireEye’s limited experience with developing and releasing new products and services; real or perceived defects, errors or vulnerabilities in FireEye’s platform; rapidly evolving technological developments in a market that is characterized by rapid changes in technology, customer requirements, industry standards, and frequent new product introductions and improvements; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the caption “Risk Factors” in FireEye’s registration statement filed with the SEC on February 3, 2014 pursuant to the Securities Act of 1933, as amended, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

FireEye has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. For the fourth quarter and fiscal year 2013, billings exclude the addition of $16.1 million of Mandiant deferred revenue, as adjusted by purchase accounting. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of the company’s business and represent a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating loss, net loss and net loss per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expenses, amortization of intangible assets, and, as applicable, other special items divided by total revenue. FireEye defines non-GAAP operating loss as operating loss excluding stock-based compensation expense amortization of intangible assets and acquisition related expenses. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, change in fair value of preferred stock warrant liability, and, for the fourth quarter of 2013 and fiscal year 2013, acquisition related costs, and a discrete tax benefit relating to the Mandiant acquisition. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, change in fair value of preferred stock warrant liability and other non-recurring items so that management and investors can compare the company’s “core business operating results,” meaning its operating performance excluding not only these items, but also, from time to time, discrete charges that are infrequent in nature, over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Second, stock-based compensation is an important part of FireEye employees’ overall compensation. Third, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items like acquisition related costs, amortization of intangible assets and change in fair value of preferred stock warrant liability, may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 1,500 customers across more than 40 countries, including over 100 of the Fortune 500.

© 2014 FireEye, Inc. All rights reserved. FireEye, Dynamic Threat Intelligence and Email Threat Prevention are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com

Source: FireEye, Inc.

FireEye, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$173,918	$60,200
Accounts receivable, net	95,772	30,133
Inventories	5,663	2,340
Deferred costs of revenue, current portion	2,030	837
Prepaid expenses and other current assets	35,325	10,731

Total current assets	312,708	104,241

Deferred costs of revenue, non-current portion	1,071	674
Property and equipment, net	64,765	13,536
Goodwill	706,327	1,274
Intangible assets	281,377	4,194
Deposits and other long-term assets	10,065	1,354

Total assets	$1,376,313	$125,273

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,128	$15,653
Accrued liabilities	9,160	1,174
Accrued compensation	41,625	8,271
Long-term debt, current portion	—	1,231
Proceeds from early exercise of stock awards	8,188	2,001
Deferred revenue, current portion	110,535	43,750

Total current liabilities	203,636	72,080

Long-term debt, net of current portion	—	10,916
Deferred revenue, non-current portion	76,979	32,656
Preferred stock warrant liability	—	3,529
Other long-term liabilities	47,596	702

Total liabilities	328,211	119,883

Stockholders’ equity:
Convertible preferred stock	—	6
Common stock	14	2
Additional paid-in capital	1,271,590	109,252
Notes receivable from stockholders	—	(1,003)
Accumulated deficit	(223,502)	(102,867)

Total stockholders’ equity	1,048,102	5,390

Total liabilities and stockholders’ equity	$1,376,313	$125,273

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue:
Product	$32,296	$20,310	$88,253	$52,265
Subscription and services	24,966	11,369	73,299	31,051

Total revenue	57,262	31,679	161,552	83,316

Cost of revenue: (1)(2)
Product	10,788	5,067	28,912	14,467
Subscription and services	6,372	980	18,853	3,163

Total cost of revenue	17,160	6,047	47,765	17,630

Total gross profit	40,102	25,632	113,787	65,686

Operating expenses:(1)(2)
Research and development	21,466	6,708	66,036	16,522
Sales and marketing	56,889	24,774	167,466	67,562
General and administrative (3)	23,118	6,323	52,503	15,221

Total operating expenses	101,473	37,805	286,005	99,305

Operating loss	(61,371)	(12,173)	(172,218)	(33,619)

Other expense, net (4)	(119)	(1,482)	(7,714)	(3,102)

Loss before income taxes	(61,490)	(13,655)	(179,932)	(36,721)
Provision for (benefit from) income taxes (5)	(58,977)	(1,079)	(59,297)	(965)

Net loss attributable to common stockholders	$(2,513)	$(12,576)	$(120,635)	$(35,756)

Net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.97)	$(2.66)	$(3.28)

Weighted average shares used in per share calculations, basic and diluted	114,654	12,982	45,271	10,917

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Twelve Months Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(120,635)	$(35,756)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	20,757	6,917
Stock-based compensation expense	28,857	6,843
Change in fair value of preferred stock warrant liability	6,539	2,535
Loss on disposal of property and equipment	110	197
Release of deferred tax valuation allowance	(61,028)	(1,241)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	(35,145)	(10,106)
Inventories	(3,089)	(817)
Prepaid expenses and other assets	(15,629)	(3,084)
Deferred costs of revenue	(1,590)	(669)
Accounts payable	11,504	6,189
Accrued liabilities	(18,817)	511
Accrued compensation	19,381	3,165
Deferred revenue	95,010	46,303
Other long-term liabilities	4,013	513

Net cash provided by (used in) operating activities	(69,762)	21,500

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(89,240)	(889)
Purchase of property and equipment and demonstration units	(57,560)	(18,848)
Lease deposits	(1,669)	(478)

Net cash used in investing activities	(148,469)	(20,215)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from initial public offering	321,389	—
Borrowing from line of credit	10,000	7,619
Repayment of line of credit	(20,000)	—
Repayment of term loan	(2,150)	(1,405)
Net proceeds from issuance of convertible preferred stock	9,988	39,785
Proceeds from exercise of equity awards	5,428	2,454
Repayment of notes receivable from stockholders	7,294	—
Repurchase of common stock	—	(214)

Net cash provided by financing activities	331,949	48,239

Net change in cash and cash equivalents	113,718	49,524
Cash and cash equivalents, beginning of year	60,200	10,676

Cash and cash equivalents, end of year	$173,918	$60,200

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
GAAP operating loss	$(61,371)	$(12,173)	$(172,218)	$(33,619)
Stock-based compensation expense (1)	12,514	2,922	28,858	6,843
Amortization of intangible assets (2)	632	—	1,513	—
Acquisition related expenses (3)	8,513	—	8,513	—

Non-GAAP operating loss	$(39,712)	$(9,251)	$(133,334)	$(26,776)

GAAP net loss	$(2,513)	$(12,576)	$(120,635)	$(35,756)
Stock-based compensation expense (1)	12,514	2,922	28,858	6,843
Amortization of intangible assets (2)	632	—	1,513	—
Acquisition related expenses (3)	8,513	—	8,513	—
Change in fair value of preferred stock warrant liability (4)	—	1,301	6,538	2,535
Non-recurring benefit from income taxes (5)	(59,620)	—	(59,620)	—

Non-GAAP net loss	$(40,474)	$(8,353)	$(134,833)	$(26,378)

GAAP net loss per common share, basic and diluted	$(0.02)	$(0.97)	$(2.66)	$(3.28)
Stock-based compensation expense (1)	0.11	0.23	0.64	0.63
Amortization of intangible assets (2)	0.01	—	0.03	—
Acquisition related expenses (3)	0.07	—	0.19	—
Change in fair value of preferred stock warrant liability (4)	—	0.10	0.14	0.23
Non-recurring benefit from income taxes (5)	(0.52)	—	(1.32)	—

Non-GAAP net loss per common share, basic and diluted	$(0.35)	$(0.64)	$(2.98)	$(2.42)

Weighted average shares used in per share calculations for GAAP and Non-GAAP, basic and diluted	114,654	12,982	45,271	10,917

(1) includes stock-based compensation expense as follows:
Cost of product revenue	$190	$55	$469	$115
Cost of subscription and services revenue	1,011	15	2,341	54
Research and development	2,533	1,212	6,958	1,883
Sales and marketing	4,870	609	10,748	1,511
General and administrative	3,910	1,031	8,342	3,280

Total stock-based compensation expense	$12,514	$2,922	$28,858	$6,843

(2) includes amortization of intangible assets as follows:
Cost of product revenue	$286	$—	$1,071	$—
Cost of subscription and services revenue	157	—	201	—
Sales and marketing	189	—	241	—

Total amortization of intangible assets	$632	$—	$1,513	$—

(3) includes acquisition related expenses as follows:
General and administrative	$8,513	$—	$8,513	$—

(4) includes change in fair value of preferred stock warrant liability as follows:
Other expense, net	$—	$1,301	$6,538	$2,535

(5) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$(59,620)	$—	$(59,620)	$—

FireEye, Inc.

RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
GAAP revenue	$57,262	$31,679	$161,552	$83,316
Add change in deferred revenue	56,762	16,822	111,108	46,304

Subtotal	114,024	48,501	272,660	129,620
Less Mandiant deferred revenue assumed	(16,099)	—	(16,099)	—

Non-GAAP billings	$97,925	$48,501	$256,561	$129,620

FireEye, Inc.

BILLINGS BREAKOUT

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Product billings	$35,784	$20,134	$98,025	$57,187
Product subscription billings	38,656	17,284	96,219	44,111

Product billings and product subscription billings	74,440	37,418	194,244	101,298
Services billings	23,485	11,083	62,317	28,322

Non-GAAP billings	$97,925	$48,501	$256,561	$129,620

FireEye, Inc.

REVENUE BREAKOUT

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Product revenue	$32,296	$20,310	$88,253	$52,265
Product subscription revenue	14,367	6,941	43,031	18,943

Product revenue and product subscription revenue	46,663	27,251	131,284	71,208
Services revenue	10,599	4,428	30,268	12,108

Total revenue	$57,262	$31,679	$161,552	$83,316

FireEye, Inc.

Key Balance Sheet Metrics

(Unaudited, in thousands)

	FireEye, Inc. (excluding Mandiant) December 31, 2013	Mandiant * December 31, 2013	FireEye, Inc December 31, 2013
Accounts receivable, net	$65,654	$30,118	$95,772
Prepaid expenses and other current assets	$19,260	$16,065	$35,325
Property and equipment, net	$54,040	$10,725	$64,765
Deposits and other long-term assets	$6,356	$3,709	$10,065
Accounts payable	$31,827	$2,301	$34,128
Accrued liabilities	$7,921	$1,239	$9,160
Accrued compensation	$27,724	$13,901	$41,625

Deferred revenue, current portion	$97,172	$13,363	$110,535
Deferred revenue, non-current portion	$74,243	$2,736	$76,979

Total Deferred revenue	$171,415	$16,099	$187,514

*	Adjusted for purchase accounting